                                                                       EXHIBIT 5


               [ARMSTRONG, TEASDALE, SCHLAFLY & DAVIS LETTERHEAD]




                                October 13, 1998




Young Innovations, Inc.
13705 Shoreline Court East
Earth City, MO 63045

        Re:    REGISTRATION STATEMENT ON FORM S-8
               350,000 SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE

Ladies and Gentlemen:

        As your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement"), that Young Innovations, Inc. (the "Company") intends to file with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 350,000 shares of Common Stock, par value $.01 per share (the "Shares"), issuable upon the exercise of options granted to employees and directors of the Company under the 1997 Stock Option Plan of the Company (the "Option Plan"). We are familiar with the actions taken and proposed to be taken by you in connection with the authorization and proposed issuance and sale of the Shares. Additionally, we have examined such questions of law and fact as we have considered necessary and appropriate for the purposes of this opinion.

        In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. We are opining herein as to the effect on the subject transactions only as to the law of the State of Missouri, and we express no opinion as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any matters of municipal law or the laws of any local agencies within such state.

        Based upon the foregoing, we are of the opinion that the Shares have been duly authorized, and upon issuance of the Shares under the terms of the Option Plan and delivery and payment therefor of legal consideration at least equal to the aggregate par value of the Shares issued, such Shares will be validly issued, fully paid and nonassessable.

                                            Respectfully submitted,

                                            ARMSTRONG, TEASDALE, SCHLAFLY
                                                   & DAVIS


                                            By:________________________________